Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No.333-29639) on Form S-8 pertaining to the 1996 Stock Option Plan and to options granted outside the plan under individual compensation contracts with employees of Empire Resources, Inc. of our report dated March 8, 2006, with respect to the consolidated financial statements of Empire Resources, Inc included in their Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 30, 2006.


/s/ Eisner LLP

New York, New York
November 28, 2006




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